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                                                                   EXHIBIT 10.17

                             SECOND AMENDMENT TO
                         RECEIVABLES PURCHASE AGREEMENT
                                 AND AGREEMENT

          This Second Amendment to Receivables Purchase Agreement and
Agreement ("Second Amendment") is made as of the 11th day of December, 1996, by and among CITYSIDE FINANCE CORPORATION I, a Minnesota corporation ("Seller"), CITYSIDE FINANCIAL SERVICES OF WISCONSIN, INC., a Wisconsin corporation (in its capacity as seller of certain receivables, "Cityside", and in its capacity as servicer of those receivables, "Servicer", CLIPPER RECEIVABLES CORPORATION, a Delaware corporation ("Senior Purchaser"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (in its capacity as subordinated purchaser, "Subordinated Purchaser", and together with Senior Purchaser, collectively "Purchasers"), STATE STREET BOSTON CAPITAL CORPORATION, a Massachusetts corporation (the "Administrator"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (in its capacity as relationship bank, the "Relationship Bank") and C.H. Robinson, Inc., a Minnesota corporation ("CHR").

                                    RECITALS

          A. Seller, Servicer, Senior Purchaser, Subordinated Purchaser, the Administrator and the Relationship Bank have entered into a Receivables Purchase Agreement dated as of October 23, 1995 (as amended by a First Amendment dated as of April 1, 1996, the "Purchase Agreement"), pursuant to which the Purchasers have agreed to purchase undivided percentage interests in certain receivables purchased by Seller from Cityside.

          B. Seller wishes to extend and increase the size of the facility set forth and described in the Purchase Agreement, wishes to increase certain investment and purchase limits, establish a reserve fund and, pursuant to the terms and subject to the conditions set forth in this Second Amendment, the other parties hereto have agreed to such request.

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Definitions. Except as otherwise expressly set forth herein, all capitalized terms used in this Second Amendment which are defined in the Purchase Agreement shall have the same meanings assigned to them in the Purchase Agreement.

          2. Representations and Warranties of Seller. To induce Purchasers to enter into this Second Amendment, Seller hereby represents and warrants to the Purchaser, the Relationship Bank and the Administrator as follows:

          (a) The Transaction Documents to which Seller is a party constitute the legal, valid and binding agreements of Seller, are subject to no defenses, counterclaims, rights of

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     offset or recoupment and are enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (b) The representations and warranties contained in Section 6.01 of the Purchase Agreement are true and correct as of the date hereof as though made on and as of this date, except to the extent that such representations and warranties relate solely to an earlier date.

          (c) No event has occurred and is continuing or would result from the execution and delivery of this Second Amendment which constitutes or would constitute a Liquidation Event, default or similar event under the Purchase Agreement, any other Transaction Document or any other agreement, indenture, evidence of indebtedness or other obligation of Seller.

          3. Representation and Warranty of CHR. To induce Purchasers to enter into this Second Amendment, CHR hereby represents and warrants to the Purchasers, the Relationship Bank and the Administrator that the CHR Support Agreement, as amended, constitutes the legal, valid and binding agreement of CHR, is subject to no defenses, counterclaims, rights of offset or recoupment and is enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          4. Amendment to Increase Facility Amount. The definition of "Facility Amount" appearing in Appendix A to the Purchase Agreement is hereby restated in its entirety to read as follows:

          "'Facility Amount' shall mean $55,042,222.22, or such higher amount as may be established in accordance with Section 1.05(b)".

          5. Amendment of Senior Purchase Limit and Senior Investment Limit.
Section 1.01(b) of the Purchase Agreement is hereby amended by restating Sections 1.01(b)(i)(A) through (D) in their entirety as follows:

          "(A) the Senior Investment would not exceed the product of (x) 90% and (y) the Facility Amount divided by 94% (the "Senior Purchase Limit"),

          (B) the Senior Investment would not exceed 90% of the Net Receivables Balance (the "Senior Investment Limit"),

          (C) the Subordinated Investment would not be less than 4% of the Net Receivables Balance and

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          (D)  the Seller Amount would not be less than 6% of the Net
          Receivables Balance; and".

          6. Amendment of Subordinated Purchase Limit and Subordinated Investment Limit. Section 1.01 of the Purchase Agreement is hereby amended by restating Sections 1.01(b)(ii)(A) through (C) in their entirety as follows:

          "(A) the Subordinated Investment would not exceed the product of (x) 4% and (y) the Facility Amount divided by 94% (the "Subordinated Purchase Limit"),

          (B) the Subordinated Investment would not exceed 4% of the Net Receivables Balance (the "Subordinated Investment Limit"), and

          (C) the Seller Amount would not be less than 6% of the Net Receivables Balance".

          7. Amendment of Purchase Prices. Section 1.01(c) of the Purchase Agreement is hereby amended by replacing, (a) in subsection (i) thereof, the phrase "equal to eighty-four percent (84%)" with the phrase "equal to ninety percent (90%)" and (b) in subsection (ii) thereof, the phrase "equal to the eight percent (8%)" with the phrase "equal to four percent (4%)".

          8. Amendment of Purchasers' Percentages. Section 1.03(a) of the Purchase Agreement is hereby amended by restating the opening and subsection (i) thereof in their entirety as follows:

          "(a) Calculations. On any date, the "Percentage" with respect to Senior Purchaser and the Senior Interest shall be 90% (herein called the "Senior Percentage"), and with respect to Subordinated Purchaser and the Subordinated Interest shall be 4% (herein called the "Subordinated Percentage"); provided that during any Liquidation Period, the Percentages shall be as follows:

               (i) prior to the occurrence of a Liquidation Event, the Senior Percentage shall be 95.744681% and the Subordinated Percentage shall be 4.255319%;"

          9. Amendment to extend Termination Date. Clause (c) of the definition of "Termination Date" appearing in Appendix A to the Purchase Agreement is hereby restated in its entirety to read as follows:

          "(c) October 30, 1998 or such later date as may be established pursuant to Section 1.05".


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          10.  Amendments and Agreements Relating to Fee Provisions.

          (a) Section 1.05(b) of the Purchase Agreement is hereby amended by restating clause (ii) thereof in its entirety as follows:

          "(ii) if any such increase is granted after the date of the Second Amendment hereto, Seller shall be obligated to pay an additional one-time fee equal to the amount set forth in the supplemental fee letter of even date with the Second Amendment hereto, and".

          (b) Section 1.05(c) of the Purchase Agreement is hereby amended by restating clause (ii) thereof in its entirety as follows:

          "(ii) if any such extension is granted after the date of the Second Amendment hereto, Seller shall be obligated to pay an additional one-time fee equal to the amount set forth in the supplemental fee letter of even date with the Second Amendment hereto, and".

          (c) With respect to the Program Fee referred to in Section 4.01 of the Purchase Agreement, Seller hereby agrees that such Program Fee shall be determined in accordance with a supplemental fee letter of even date with the Second Amendment hereto.

          11. Amendments in Connection with Establishment of Reserve Fund, Trigger Events; Liquidation Events; Etc.

          (a)  Section 3.01(a) of the Purchase Agreement is hereby amended by
    (i) restating the second sentence thereof in its entirety as follows:

          "The Paying Agent shall establish for the benefit of the Purchasers and Seller to the extent of their respective interests therein an account (the 'Collection Account') and for the benefit of the Purchasers a second account (the 'Reserve Account'), each of which shall be a segregated trust account maintained with the Paying Agent. All amounts on deposit in the Reserve Account shall at such time as the Paying Agent shall have actual knowledge of the occurrence and continuance of a Liquidation Event be paid by the Paying Agent on the next following Settlement Date (A) to Senior Purchaser to reduce the Senior Investment until reduced to zero or (B) if the Senior Investment shall then be zero, to the Subordinated Purchaser to reduce the Subordinated Investment also until reduced to zero. If at any time the balance in the Reserve Account shall be required to be reduced to zero because of the second proviso to the definition of Trigger Threshold Amount, and if at such time no Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, the Paying Agent shall deposit in the Collection Account for distribution in accordance with Section 3.03 on the next following Settlement Date, all funds then on deposit in the Reserve Account. Funds on


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          deposit in the Reserve Account shall be invested in accordance with
          Section 3.1 as if such Account were the Collection Account."

          (b) Section 3.03(b)(ii) of the Purchase Agreement is hereby amended by restating clause tenth thereof in its entirety as follows:

          "tenth, any remaining amounts shall be paid to Seller; provided, that upon the occurrence of a Trigger Event, the Capture Percentage of such remaining amounts shall be deposited in the Reserve Account until the amount on deposit therein shall equal the Trigger Threshold Amount at which time any thereafter remaining amounts shall be paid to Seller; provided, however, that if the Paying Agent has actual knowledge that a Liquidation Event has occurred and is continuing, no further amounts shall be deposited in the Reserve Account or paid to Seller and instead all remaining amounts shall be deposited in the Collection Account.".

          (c) Section 9.01(g) of the Purchase Agreement is hereby restated in its entirety as follows:

               "(g) prior to the Purchase Termination Date, (i) the Delinquency Ratio for the single month ending on any Cut-Off Date shall exceed 3.50% or (ii) the Delinquency Ratio for the three month period ending on any Cut-Off Date shall exceed 3.00% or (iii) the Default Ratio for the single month ending on any Cut-Off Date shall exceed 4.00% or (iv) the Default Ratio for the three month period ending on any Cut-Off Date shall exceed 3.50%; or".

          (d) Appendix A (Definitions) to the Purchase Agreement is hereby amended by adding the following new definitions in the alphabetically correct place in such Appendix A:

               "'Reserve Account' has the meaning set forth in Section 3.01(a).

               'Series A Trigger Event' means the occurrence of any one of the following events: (a) the Delinquency Ratio for the single month ending on any Cut-Off Date shall exceed 3.00% or (b) the Delinquency Ratio for the three month period ending on any Cut-Off Date shall exceed 2.50% or (c) the Default Ratio for the three month period ending on any Cut-Off Date shall exceed 2.75%.

               'Series B Trigger Event' means the occurrence of the following event: the Default Ratio for the three-month period ending on any Cut-Off Date shall exceed 3.25%.

               'Trigger Event' means the occurrence of a Series A Trigger Event and/or a Series B Trigger Event.


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               'Trigger Threshold Amount' means 2.00% of the Net Receivables
          Balance provided, that so long as no Trigger Event shall have occurred or after the expiration of 60 days after an existing Trigger Event shall have been cured to the satisfaction of the Relationship Bank and the Administrator, the Trigger Threshold Amount shall be zero."

          12.  Amendments of Eligibility Requirements and Concentrations.

          (a) Section 3.04 of the Purchase Agreement is hereby amended by adding new subsection (d) as follows:

               "(d) Chapter 13 Receivable Limit. With respect to any Chapter 13 Receivable, 65% of the Unpaid Balance thereof, when added to the then existing Chapter 13 Concentration exceeds 2% of the Net Receivables Balance of the entire Receivables Pool.".

          (b) The definition of the term "Defaulted Receivable" is amended by restating subsection (b) thereof in its entirety as follows:

               "(b) as to which an Event of Bankruptcy as to the Obligor thereunder, other than (x) a Chapter 7 Filing, or (y) a Chapter 13 Filing to the extent, in the case of such a Chapter 13 Filing only, of 35% of the balance, has occurred and remains continuing,".

          (c) Appendix A (Definitions) to the Purchase Agreement is hereby amended by adding the following new definitions in the alphabetically correct place in such Appendix A:

               "'Capture Percentage' shall mean (a) if no Trigger Event shall then exist, 0%, (b) if a Series A Trigger Event shall then have occurred and be continuing, 50% and (c) if a Series B Trigger Event shall then have occurred and be continuing, whether or not a Series A Trigger Event shall then exist and be continuing, 100%.

               'Chapter 13 Concentration' means the aggregate of all Net Chapter 13 Receivables that are not Defaulted Receivables.

               'Chapter 13 Filing' means, with respect to an Obligor, the naming of such Obligor as debtor in a petition filed under Chapter 13 of the United States Bankruptcy Code, and includes, without limitation, the duration of any debt adjustment plan implemented pursuant to such filing.

               'Chapter 13 Receivable' means a Pool Receivable that is not a Defaulted Receivable, but with respect to which the Obligor thereunder is the subject of a Chapter 13 Filing.


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               'Net Chapter 13 Receivable' means 65% of the Unpaid Balance of a
          Pool Receivable that is not a Defaulted Receivable, but with respect to which the Obligor thereunder is the subject of a Chapter 13 Filing.

               'Second Amendment' means the Second Amendment to this Agreement date as of December 11, 1996.".

          13. Amendment to Negative Covenants of Seller. Section 7.06(h) of the Purchase Agreement is hereby amended by deleting, in subsection (i)(B) thereof, the number "$5,000,000" and inserting in lieu thereof, the number $6,250,000.

          14. Amendments and Agreements related to Origination of Receivables by Certain Affiliates of Seller.

          (a) It shall be understood and agreed that Seller may from time to time purchase Eligible Receivables for inclusion in the Receivables Pool that have been originated by an Origination Affiliate subject to the terms and conditions of the Purchase Agreement as amended by this Second Amendment.

          (b) The definition of "Eligible Receivable" appearing in Appendix A to the Purchase Agreement is hereby amended by restating subsections (a)(i) and (ii) thereof in their entirety to read as follows:

               "(a) which, (i) was originated by a Dealer, Cityside or an Origination Affiliate for the retail sale of a Financed Vehicle in the ordinary course of business, (ii) was (A) originated or purchased by, and validly assigned to, Cityside, (B) was purchased by, and validly assigned to, Seller pursuant to the Purchase and Sale Agreement and
          (C) if originated or purchased by an Origination Affiliate, was originated on an Eligible Contract and was purchased by, and validly assigned to, such Origination Affiliate, and was purchased by, and validly assigned to, Cityside pursuant to an Affiliate Purchase Agreement in a legal "true sale", without recourse and upon the simultaneous payment in full of the amount of the purchase price therefor,".

          (c) Appendix A (Definitions) to the Purchase Agreement is hereby further amended by adding the following new definitions in the alphabetically correct place in such Appendix A:

               "'Affiliate Purchase Agreement' means an agreement approved in writing by the Relationship Bank, the Subordinated Purchaser and the Administrator between Cityside and an Origination Affiliate, providing for the purchase of Receivables by Cityside from an Origination Affiliate which Receivables and related Contracts, and their origination, administration and servicing conform in all respects to the requirements of the Credit and Collection Policy as the same may


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          be amended or otherwise modified with the written consent of the
          Relationship Bank, the Subordinated Purchaser and the Administrator.

               'Origination Affiliate' means an Affiliate of Cityside in the business of originating and purchasing automobile and light truck installment sales contracts and promissory notes similar to the Contracts pursuant to underwriting, origination and servicing standards set forth in the Credit and Collection Policy."

          15. Satisfaction of Conditions Under Sections 1.05(b) and (c) of Purchase Agreement.

          (a) In satisfaction of the conditions to increase the Facility Amount set forth in Section 1.05(b) of the Purchase Agreement:

               (i) Purchasers, the Administrator and the Relationship Bank hereby approve the requested increase in the Facility Amount to $55,042,222.22;

               (ii) The Administrator acknowledges receipt from Seller of written notice requesting such increase not less than 30 days prior to the effective date thereof;

               (iii) The Administrator has received written confirmation from Standard & Poor's and Moody's Investors Service, Inc. confirming that the existing ratings on the Commercial Paper Notes will remain unchanged after giving effect to the increase contemplated in paragraph 4; and

               (iv) Norwest, in its separate capacity as Liquidity Agent, and Senior Purchaser hereby confirm that the maximum amount of purchase commitments available to Senior Purchaser under the Liquidity Agreement has been increased to $53,754,000.00, which is the appropriate amount of increase in light of the proposed increase in the Facility Amount.

          (b) In satisfaction of the conditions to extend the Termination Date set forth in Section 1.05 (c) of the Purchase Agreement:

              (i) Purchasers, the Administrator and the Relationship Bank hereby approve the requested extension of clause (c) of the definition of the Termination Date to October 30, 1998;

              (ii) The Administrator acknowledges receipt from Seller of written notice requesting such extension not less than 30 days prior to the effective date thereof;

              (iii) The Administrator has received written confirmation from Standard & Poor's and Moody's Investors Service, Inc. confirming that the


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          existing ratings on the Commercial Paper Notes will remain unchanged after giving effect to the extension contemplated in paragraph 7; and

               (iv) Norwest, in its separate capacity as Liquidity Agent, and Senior Purchaser hereby confirm that the maximum amount of purchase commitments available to Senior Purchaser under the Liquidity Agreement has been increased to $53,754,000.00, which is the appropriate amount of increase in light of the proposed increase in the Facility Amount.

          16. Conditions Precedent. This Second Amendment shall not become effective until the Relationship Bank and the Administrator shall have received the following, in form and substance satisfactory to them, or shall have confirmed, to their satisfaction, the following, as the case may be:

          (a) This Second Amendment, duly executed on behalf of each Party hereto.

          (b) Written confirmation from Standard & Poor's and Moody's Investors Service, Inc. confirming that the existing ratings on the Commercial Paper Notes will remain unchanged after giving effect to this Second Amendment.

          (c) An amendment to the Liquidity Agreement which shall (i) increase the maximum amount of the purchase commitments thereunder to an amount not less than $53,754,000, (ii) consent to this Second Amendment and (iii) otherwise provide for such amendments or modifications thereof as the Parties shall agree, duly executed on behalf of each Party thereto.

          (d) Amendments to the Senior Purchaser Interest Rate Agreement, State Street Interest Rate Agreement and Sevicer Interest Rate Agreement, respectively, increasing the notional amount of each such agreement to a maximum amount of $52,700,000, duly executed on behalf of each Party thereto.

          (e) Payment by Seller in full of all fees due the Purchasers, the Administrator, the Relationship Bank and any other Person in connection with this Second Amendment.

          17.  Miscellaneous.

          (a) Seller hereby acknowledges, confirms and agrees that it shall pay, immediately upon demand, all out-of-pocket costs and expenses incurred by the Administrator, the Relationship Bank, the Liquidity Banks, either Purchaser, the Custodian and the Paying Agent in connection with this Second Amendment, including without limitation, all reasonable fees and disbursements of counsel to the Purchasers incurred in connection with preparation of this Second Amendment.

          (b) Except as expressly amended hereby, all provisions of the Transaction Documents shall remain in full force and effect. After the effective date hereof, each

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     reference in any Transaction Document, or any other document executed in connection with the Purchase Agreement, to "this Agreement", "hereunder" or "hereof" or words of like import referring to the Purchase Agreement shall be deemed and refer to the Purchase Agreement as amended hereby.

          (c) This Second Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one in the same one and the same instrument.

          (d) The execution of this Second Amendment and acceptance of any documents related hereto shall not be deemed a waiver of any Liquidation Event, default or similar event under any Transaction Document, whether or not existing on the date of this Second Amendment.

          (e) This Second Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

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          IN WITNESS WHEREOF, the undersigned have executed this Second
Amendment as of the day and year first above mentioned.

                                        CITYSIDE FINANCE CORPORATION I,
                                          as Seller

                                        By  /s/ Michael J. Sherlock
                                           -----------------------------
                                           Title  President
                                                 -----------------------


                                        CITYSIDE FINANCIAL SERVICES OF
                                          WISCONSIN, INC., as Servicer

                                        By  /s/ Michael J. Sherlock
                                           -----------------------------
                                           Title  President
                                                 -----------------------


                                        C.H. ROBINSON, INC.,
                                          as Support Party

                                        By  /s/ Dale S. Hanson
                                           -----------------------------
                                           Title  Vice President & CFO
                                                 -----------------------


                                        CLIPPER RECEIVABLES CORPORATION,
                                          as Senior Purchaser

                                        By  /s/ Tiffany Percival
                                           -----------------------------
                                           Title  Vice President
                                                 -----------------------

                     [SIGNATURE PAGE 1 TO SECOND AMENDMENT]

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                          STATE STREET BOSTON CAPITAL CORPORATION
                          as Administrator

                          By  /s/
                             ----------------------------------------
                            Title Vice President
                                 ------------------------------------

                          NORWEST BANK MINNESOTA NATIONAL
                          ASSOCIATION, as Subordinated Purchaser

                          By   /s/ Jerome W. Fus III
                            -------------------------------------
                            Title  Vice President
                                   ------------------------------


                          NORWEST BANK MINNESOTA,
                          NATIONAL ASSOCIATION, as Relationship Bank

                          By   /s/ Jerome W. Fus III
                            -------------------------------------
                            Title  Vice President
                                   ------------------------------


Acknowledged, Agreed to
and Accepted by:

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Custodian,
Back-up Sevicer and Paying Agent

  By       /s/ Stephen P. Seitz
    --------------------------------------
    Title
         ---------------------------------

                    [SIGNATURE PAGE 2 TO SECOND AMENDMENT]